CROSSROADS LIQUIDATING TRUST 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

CROSSROADS LIQUIDATING TRUST

ANNOUNCES CASH DISTRIBUTION

September 10, 2019 – LINCOLN, NE – Crossroads Liquidating Trust (the “Liquidating Trust”) today announced that it will pay a cash distribution of $0.35 per unit (the “Distribution”) on or around September 10, 2019 to the holders of beneficial interests in the Liquidating Trust as of September 10, 2019. Liquidating Trust assets will be the source of funds for the Distribution.

Additional information regarding the $0.35 Distribution will be included in the next annual report filed with the U.S. Securities and Exchange Commission at the end of the calendar year.

About Crossroads Liquidating Trust

Crossroads Liquidating Trust (www.xroadscap.com) is a Maryland statutory trust. On June 23, 2017, Crossroads Capital, Inc., a Maryland corporation, was converted into Crossroads Liquidating Trust pursuant to a Plan of Liquidation with the sole purpose of liquidating its assets and distributing the proceeds to the trust beneficiaries.

Contact:	Ben H. Harris
(402) 261-5345
ben@xroadscap.com